UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Schedule 14C

(Rule 14c-101)

Schedule 14C Information

Information Statement pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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NORTHERN FUNDS

(Name of Registrant as Specified in Its Charter)

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MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT	MAY 24, 2013

Dear Northern Multi-Manager Fund Investor:

As you know, we continually monitor and manage the subadvisers in the Northern Multi-Manager Funds. A dedicated team of investment professionals evaluates the subadvisers’ performance, portfolios, organizational structure, team composition, investment process and adherence to investment guidelines on an ongoing basis to ensure that each Fund’s subadvisers maintain an overall investment approach that meets our risk and return objectives. Consistent with this rigorous approach, we have recently made subadviser changes within certain Funds.

Each of the Northern Multi-Manager Funds consists of subadvisers with distinct investment approaches. The Board of Trustees of the Northern Multi-Manager Funds (the “Board”) approved the termination of Macquarie Capital Investment Management LLC (“Macquarie”) as a subadviser to the Northern Multi-Manager Global Listed Infrastructure Fund, effective March 1, 2013, and the appointment of Lazard Asset Management LLC to sub-advise a portion of the Global Listed Infrastructure Fund, effective March 14, 2013. The Board made these decisions, based upon Northern’s recommendations due to the departure of a key portfolio manager.

We have also made a change within the Northern Multi-Manager Small Cap Fund. The Board approved the termination of Allianz Global Investors Capital LLC (“Allianz”) as a subadviser to the Small Cap Fund, effective February 22, 2013, and the appointment of Summit Creek Advisors, LLC to sub-advise a portion of the Small Cap Fund, effective March 13, 2013. The Board made these decisions, based upon Northern’s recommendations, due to performance-related reasons.

Please take a moment to read the enclosed Joint Information Statement that describes the changes discussed above. We believe that these changes are in the best interests of these Funds and their shareholders and assure you that we will continue to closely monitor the subadvisers managing the Northern Multi-Manager Funds. If you have any questions about your investment in the Northern Multi-Manager Funds, please contact your financial advisor or call 800-595-9111.

Best regards,

Chris E. Vella, CFA

Senior Vice President

Chief Investment Officer, NTCC

Jessica K. Hart

Senior Vice President, NTCC

NOT FDIC INSURED	May lose value/No bank guarantee

50 SOUTH LASALLE STREET	P.O. BOX 75986	CHICAGO, ILLINOIS 60675	P	800-595-9111	WWW.NORTHERNFUNDS.COM

Northern Funds Distributors, LLC, not affiliated with Northern Trust

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

NORTHERN FUNDS—MULTI-MANAGER GLOBAL LISTED INFRASTRUCTURE FUND AND

MULTI-MANAGER SMALL CAP FUND

This Joint Information Statement is being provided to the shareholders of the Northern Multi-Manager Global Listed Infrastructure Fund (the “Global Listed Infrastructure Fund”) and the Multi-Manager Small Cap Fund (the “Small Cap Fund” and, together with the Global Listed Infrastructure Fund, the “Funds”), each a series of Northern Funds, a Delaware statutory trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Order”) that the Trust has received from the Securities and Exchange Commission (“SEC”). The Order permits the Trust’s investment advisers to terminate subadvisers, and to engage and to enter into and materially amend an existing subadvisory agreement upon the approval of the Board of Trustees of the Northern Multi-Manager Funds (the “Board”), without obtaining shareholder approval. We are not asking you for a proxy and you are requested NOT to send us a proxy.

The Joint Information Statement will be available on the Trust’s website at http://www.northernfunds.com/informationstatements until August 26, 2013. A paper or email copy of the Joint Information Statement may be obtained, without charge, by contacting the Trust at (800) 595-9111 or sending an e-mail to northern-funds@ntrs.com.

Shareholders of record at the close of business on April 26, 2013 are entitled to receive this Joint Information Statement. A Notice of Availability of this Joint Information Statement is being sent to shareholders of the Funds on or about May 24, 2013.

The Investment Advisers and the Advisory Agreement

The Northern Trust Company of Connecticut (“NTCC”) and Northern Trust Investments, Inc. (“NTI”) (each, an “Investment Adviser” and together, the “Investment Advisers”), serve jointly as the Investment Advisers for the Funds and are responsible for their overall administration.

The Investment Advisers are responsible for making decisions with respect to, and placing orders for, all purchases and sales of portfolio securities for the Funds and for providing certain ancillary services under an Investment Advisory and Ancillary Services Agreement dated May 5, 2006, as amended, among the Trust and the Investment Advisers, (the “Advisory Agreement”). The Board supervises the investment advisory services. The Advisory Agreement also permits the Investment Advisers, subject to approval by the Board, to delegate to one or more subadvisers any or all of their portfolio management responsibilities under the Advisory Agreement pursuant to a written agreement with each subadviser, subject to the Order. The Investment Advisers have delegated substantially all their portfolio management responsibilities for the Funds to subadvisers, with the exception of cash management services for the Funds. The Investment Advisers remain responsible for supervision and oversight of the portfolio management services performed by the subadvisers, including compliance with the Funds’ investment objectives and policies. The initial sole shareholder of the Global Listed Infrastructure Fund approved the Advisory Agreement on May 18, 2012, and the initial sole shareholder of the Small Cap Fund approved the Advisory Agreement on June 21, 2006.

The Investment Advisers are entitled to an advisory fee as compensation for their advisory services and the assumption of related expenses. The fee is computed daily and payable monthly, at the annual rates set forth in the table below (expressed as a percentage of each Fund’s respective average daily net assets).

FUND	CONTRACTUAL FEE RATE	AVERAGE DAILY NET ASSETS
Global Listed Infrastructure Fund	0.80%	First $1 Billion
	0.75%	Next $1 Billion
	0.72%	Over $2 Billion
Small Cap Fund	1.10%	First $1 Billion
	1.03%	Next $1 Billion
	0.99%	Over $2 Billion

Lazard Asset Management LLC and the Lazard Agreement

THE LAZARD AGREEMENT. At a meeting of the Board held on February 14-15, 2013, the Trustees, including a majority of the Independent Trustees voting separately, approved a new subadvisory agreement (the “Lazard Agreement”) with respect to the Global Listed Infrastructure Fund among the Investment Advisers and Lazard Asset Management LLC (“Lazard”). Under the Lazard Agreement, as of March 14, 2013, Lazard manages a portion of the Global Listed Infrastructure Fund’s assets. The Global Listed Infrastructure Fund’s remaining assets are currently allocated among one other subadviser, Brookfield Investment Management Inc., which also manages a portion of the Global Listed Infrastructure Fund’s assets.

Since inception of the Fund until March 1, 2013, Macquarie Capital Investment Management LLC (“Macquarie”) managed a portion of the Global Listed Infrastructure Fund’s assets pursuant to a subadvisory agreement dated May 18, 2012 among the Investment Advisers and Macquarie (the “Macquarie Agreement”). The Macquarie Agreement was terminated by the Board as of March 1, 2013 upon the recommendation of the Investment Advisers due to the departure of a key portfolio manager. Based on their evaluation of Lazard’s investment advisory operations and capabilities, the Investment Advisers

MULTI-MANAGER FUNDS	2	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

MAY 24, 2013

recommended that the Board approve the Lazard Agreement. From March 1, 2013 until March 14, 2013, the Investment Advisers managed the portion of the Global Listed Infrastructure Fund previously managed by Macquarie.

The Lazard Agreement provides that Lazard shall, subject to the supervision and oversight of the Investment Advisers, manage the investment and reinvestment of the portion of the Global Listed Infrastructure Fund’s assets that the Investment Advisers may allocate to Lazard. The Lazard Agreement provides that generally in selecting brokers or dealers to place orders for transactions (i) on common and preferred stocks, Lazard shall use its best judgment to obtain the best overall terms available, and (ii) Lazard shall attempt to obtain best net price and execution. Generally, in assessing the best overall terms available for any transaction, Lazard is to consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, Lazard may consider the brokerage and research services provided to the Global Listed Infrastructure Fund and/or other accounts over which Lazard or an affiliate exercises investment discretion. A broker or dealer providing brokerage and/or research services may receive a higher commission than another broker or dealer would receive for the same transaction.

The Lazard Agreement provides that Lazard, to the extent permitted by applicable laws and regulations, may aggregate the securities to be sold or purchased for the Global Listed Infrastructure Fund with those to be sold or purchased for such other accounts in order to obtain the best net price and execution. In such an event, Lazard will allocate the securities so purchased or sold, as well as the expenses incurred in the transaction, in the manner it considers to be the fairest and most equitable over time to the Global Listed Infrastructure Fund and the other accounts involved. In some instances, this procedure may adversely affect the size of the position obtainable for the Global Listed Infrastructure Fund or the amount of the securities that are able to be sold for the Global Listed Infrastructure Fund. The Lazard Agreement permits Lazard, at its discretion but subject to applicable law, to select the executing broker or dealer among multiple brokers or dealers offering comparable execution and price, on the basis of Lazard’s opinion of the reliability and quality of the broker or dealer.

The Lazard Agreement provides that Lazard shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties. The Lazard Agreement also provides that each Investment Adviser will indemnify Lazard against certain liabilities and expenses, except that Lazard shall not be indemnified for any liability and expenses that result from Lazard’s willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties under the Lazard Agreement.

Generally, the Board or holders of a majority of outstanding voting securities of the Global Listed Infrastructure Fund may terminate the Lazard Agreement without penalty upon 60 days’ written notice. The Investment Advisers may terminate the Lazard Agreement immediately upon notice to Lazard. The Lazard Agreement terminates automatically in the event of an assignment (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). The Lazard Agreement also may be terminated by Lazard upon 30 days’ written notice and automatically terminates upon termination of the Advisory Agreement.

Lazard receives fees from the Investment Advisers for its services out of the fees that the Global Listed Infrastructure Fund pays to the Investment Advisers under the Advisory Agreement. The Global Listed Infrastructure Fund pays no additional fees directly to Lazard. The Global Listed Infrastructure Fund would have paid the same amount of advisory fees had the Lazard Agreement been in effect during the last fiscal year.

INFORMATION ABOUT LAZARD. Lazard is located at 30 Rockefeller Plaza, New York, New York 10112. Lazard is a Delaware limited liability company, and a wholly-owned subsidiary of Lazard Ltd. As of December 31, 2012, Lazard had approximately $151.7 billion in assets under management. Lazard seeks to invest in listed infrastructure companies that own and operate physical infrastructure assets such as toll roads, airports, gas utilities and railroads.

PORTFOLIO MANAGERS. Messrs. Warryn Robertson and John Mulquiney, CFA, manage the assets of the Global Listed Infrastructure Fund and are each portfolio managers/analysts with Lazard Asset Management Pacific in Sydney, Australia. Mr. Robertson joined Lazard in April 2001 and has been working in the investment field since 1992. Mr. Mulquiney joined Lazard in August 2005 and has been working in the investment field since 1997.

NORTHERN INFORMATION STATEMENT	3	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

PRINCIPAL EXECUTIVE OFFICERS AND DIRECTORS. Set forth below in alphabetical order is a list of each executive officer and director of Lazard indicating position(s) held with Lazard and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Lazard at the address noted above.

NAME	POSITION(S) HELD WITH LAZARD	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Ashish Bhutani	Chief Executive Officer	Vice chairman and Director of Lazard Ltd., the parent company of Lazard
Kenneth M. Jacobs	Director	Chairman of the Board of Directors and Chief Executive Officer of Lazard Ltd., the parent company of Lazard
Gerald B. Mazzari	Chief Operating Officer	None
Nathan A. Paul	Managing Director and General Counsel	None
Brian D. Simon	Managing Director and Chief Compliance Officer	None
Alexander F. Stern	Director	Chief Operating Officer of Lazard Ltd., the parent company of Lazard

OTHER ADVISORY CLIENTS. Lazard also acts as investment adviser to the other registered investment companies set forth below, which have similar investment objectives as the Global Listed Infrastructure Fund. The table below sets forth certain information with respect to these investment companies.

NAME OF FUND	NET ASSETS OF FUND	ANNUAL RATE OF ADVISORY FEES
Lazard Funds, Inc.—Lazard Global Listed Infrastructure Portfolio	137,827,214 (as of December 31, 2012)	0.90%
Lazard Retirement Series, Inc.—Lazard Retirement Global Listed Infrastructure Portfolio	Not yet commenced operations	0.90%

Summit Creek Advisors, LLC and the Summit Creek Agreement

THE SUMMIT CREEK AGREEMENT. At a meeting of the Board held on February 14-15, 2013, the Trustees, including a majority of the Independent Trustees voting separately, approved a new subadvisory agreement (the “Summit Creek Agreement”) with respect to the Small Cap Fund among the Investment Advisers and Summit Creek Advisors, LLC (“Summit Creek”). Under the Summit Creek Agreement, as of March 13, 2013, Summit Creek manages a portion of the Small Cap Fund’s assets. The Small Cap Fund’s remaining assets are currently allocated among four other subadvisers: Cardinal Capital Management, L.L.C., Denver Investment Advisors LLC, Hotchkis and Wiley Capital Management, LLC and Riverbridge Partners, LLC, each of which manages a portion of the Small Cap Fund’s assets.

From February 1, 2011 until February 22, 2013, Allianz Global Investors Capital LLC (“Allianz”) managed a portion of the Small Cap Fund’s assets pursuant to a subadvisory agreement dated February 1, 2011 among the Investment Advisers and Allianz (the “Allianz Agreement”). The Allianz Agreement was terminated by the Board as of February 22, 2013 upon the recommendation of the Investment Advisers due to performance-related reasons. Based on their evaluation of Summit Creek’s investment advisory operations and capabilities, the Investment Advisers recommended that the Board approve the Summit Creek Agreement. From February 22, 2013 until March 13, 2013, the Investment Advisers managed the portion of the Small Cap Fund previously managed by Allianz.

The terms and conditions of the Summit Creek Agreement are substantially the same as the Lazard Agreement except for the subadvisory fees. See page 3 for a discussion of these terms. The material terms of the Summit Creek Agreement are also substantially the same as the terms of the subadvisory agreements with the other subadvisers to the Small Cap Fund, Cardinal Capital Management, L.L.C., Denver Investment Advisors LLC, Hotchkis and Wiley Capital Management, LLC and Riverbridge Partners, LLC, except for the subadvisory fees.

MULTI-MANAGER FUNDS	4	NORTHERN INFORMATION STATEMENT

MULTI-MANAGER FUNDS

MAY 24, 2013

Summit Creek receives fees from the Investment Advisers for its services out of the fees that the Small Cap Fund pays to the Investment Advisers under the Advisory Agreement. The Small Cap Fund pays no additional fees directly to Summit Creek. The Small Cap Fund would have paid the same amount of advisory fees had the Summit Creek Agreement been in effect during the last fiscal year.

INFORMATION ABOUT SUMMIT CREEK. Summit Creek is located at 120 South 6th Street, Suite 2200, Minneapolis, MN 55402. As of January 31, 2013, Summit Creek had assets under management of approximately $563 million. Summit Creek was founded in 2005. Summit Creek is purely focused on investing in small-cap growth companies with consistent earnings growth of at least 15% with quality characteristics and appropriate valuations.

PORTFOLIO MANAGERS. Mr. Joseph J. Docter, CFA, and Mr. Adam N. Benson, CFA, manage assets of the Small Cap Fund and are the co-founders and co-portfolio managers of Summit Creek. Mr. Docter and Mr. Benson each own 50% of the firm, and have been portfolio managers and analysts at Summit Creek since its founding.

PRINCIPAL EXECUTIVE OFFICERS AND MANAGING MEMBERS. Set forth below in alphabetical order is a list of each executive officer and managing member of Summit Creek indicating position(s) held with Summit Creek and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o Summit Creek at the address noted above.

NAME	POSITION(S) HELD WITH SUMMIT CREEK	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Joseph J. Docter	Chief Compliance Officer, Chief Executive Officer, President and Managing Member	None
Adam N. Benson	Chief Financial Officer, Treasurer and Managing Member	None
Christine E. Bieberdorf	Chief Operating Officer and Trader	None

OTHER ADVISORY CLIENTS. Summit Creek also acts as investment subadviser to the other registered investment company below, which has similar investment objectives as the Small Cap Fund. The table below sets forth certain information with respect to this investment company.

NAME OF FUND	NET ASSETS OF FUND	ANNUAL RATE OF SUBADVISORY FEES
Russell Tax- Managed U.S. Mid & Small Cap Fund	$164,810,000 as of October 31, 2012 (Summit Creek manages a portion of the Fund)	Not publicly disclosed

TRUSTEES’ CONSIDERATIONS IN APPROVING THE AGREEMENTS. The Lazard Agreement and Summit Creek Agreement were approved by the Board, including a majority of all the Independent Trustees voting separately, at a meeting held on February 14-15, 2013 (the “Meeting”). Lazard and Summit Creek are referred to each individually as a “New Subadviser” and together, as the “New Subadvisers,” and the Lazard Agreement and Summit Creek Agreement are referred to together as the “New Subadvisory Agreements.” In connection with the Meeting, the Trustees reviewed information and written materials from the Investment Advisers and the New Subadvisers regarding (i) the nature and quality of the services to be provided by the New Subadvisers, including the experience and qualifications of the personnel providing such services; (ii) the New Subadvisers’ financial conditions, history of operations and ownership structures; (iii) the New Subadvisers’ brokerage and soft dollar practices; (iv) the New Subadvisers’ investment strategies and styles of investing; (v) the performance history of the New Subadvisers with respect to accounts or funds managed similarly to the Funds for which they were being engaged and hypothetical performance information and portfolio attributes; (vi) the New Subadvisers’ compliance policies and procedures (including their codes of ethics) and the Trust’s Chief Compliance Officer’s evaluations of such policies and procedures; (vii) the New Subadvisers’ conflicts of interest in managing the Funds; and (viii) the terms of the New Subadvisory Agreements. The Trustees also considered the Investment Advisers’ explanations for why each New Subadviser’s investment approach was expected to be beneficial to the respective Fund.

The Trustees also reviewed the Investment Advisers’ proposed allocations of assets among the New Subadvisers and the other subadvisers to the Funds.

NORTHERN INFORMATION STATEMENT	5	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

In connection with the approvals of the New Subadvisory Agreements for the Funds, the Trustees gave weight to various factors but did not identify any single factor as controlling their decision. However, the Trustees relied upon the recommendations and evaluations of the Investment Advisers with respect to the New Subadvisers.

Nature, Extent and Quality of Services

The Trustees considered the information and evaluations provided by the Investment Advisers with respect to the New Subadvisers’ operations, qualifications and experience in managing the type of strategies for which the New Subadvisers were being engaged. The Trustees also considered the Trust’s Chief Compliance Officer’s evaluation of the New Subadvisers’ compliance programs and the recommended compliance monitoring schedule for the New Subadvisers. The Trustees noted that the New Subadvisers had experience in managing registered mutual funds and had satisfactory compliance records. The Trustees concluded, based on this information, that the New Subadvisers could provide satisfactory services to the Funds.

Fees and Performance

With respect to the subadvisory fees, the Trustees considered that the New Subadvisers would be paid by the Investment Advisers out of their advisory fees and not by the Funds. The Trustees also believed, based on the representations of the Investment Advisers, that each New Subadvisory Agreement had been negotiated at arm’s length among the Investment Advisers and the respective New Subadviser. The Trustees also considered comparisons of the New Subadvisers’ fees at various asset levels of the Funds and in relation to other existing subadvisers to the Funds. Additionally, the Trustees considered information with respect to the standard fees charged by the New Subadvisers to other similar institutional accounts. Finally, the Trustees considered the Investment Advisers’ representations that the fees to be paid to the New Subadvisers were reasonable in light of the anticipated quality of services to be provided by the New Subadvisers.

The Trustees also considered projected profitability to the Investment Advisers with respect to the Funds before and after the addition of the New Subadvisers. These comparisons showed no material change to the Investment Advisers’ profitability. The Trustees did not consider the projected profitability for the New Subadvisers as they did not consider it to be particularly relevant because the Investment Advisers would be paying the New Subadvisers out of their advisory fees. The Trustees therefore believed that the Investment Advisers had an incentive to negotiate the lowest possible subadvisory fees.

The Trustees considered and evaluated the past performance information presented with respect to the New Subadvisers and the Investment Advisers’ evaluation of that performance. This information was compared to performance information with respect to applicable benchmarks. It was noted that each New Subadviser had a particular style that was different than that of other subadvisers to the respective Fund and that its investment style would underperform in some markets. In addition, the Trustees reviewed a report prepared by the Investment Advisers showing the hypothetical performance of the Funds over various time periods if the New Subadvisers had been managing the Fund along with the existing subadvisers to the Funds. The Trustees concluded that overall the New Subadvisers had satisfactory prior performance records.

Economies of Scale

The Trustees considered that the New Subadvisory Agreements and the Advisory Agreements both contained breakpoints in fees at various asset levels. The Trustees also considered information prepared by the Investment Advisers that showed that the levels of aggregate subadvisory fee rates decreased as the Funds’ assets increased. However, the Trustees generally considered economies of scale with respect to the Funds primarily at the advisory level given that the Investment Advisers would be paying the New Subadvisers out of their advisory fees.

Other Benefits

The Trustees considered that the New Subadvisers may receive research and other benefits in connection with the brokerage commissions paid by the Funds. The Trustees did not believe that there were substantial other benefits to be realized by the New Subadvisers as a result of their subadvisory services to the Funds.

Based on the Trustees’ deliberations and the recommendations by the Investment Advisers, the Trustees concluded that the fees proposed to be paid to the New Subadvisers were reasonable in light of the services to be provided by them and that the New Subadvisory Agreements should be approved.

Additional Information

ADVISORY AND SUBADVISORY FEES. For the fiscal period September 18, 2012 (the Fund’s inception) thru March 31, 2013, the Global Listed Infrastructure Fund paid advisory fees to the Investment Advisers in the aggregate amount of $727,939 (0.44% of the Fund’s net assets as of March 31, 2013). For the fiscal year ended March 31, 2013, the Small Cap Fund paid advisory fees to the Investment Advisers in the aggregate amount of $4,822,780 (1.08% of the Fund’s net assets as of March 31, 2013). The Investment Advisers paid subadvisory fees to the subadvisers of the Global Listed Infrastructure Fund and the Small Cap Fund in the aggregate amount of $436,374 (0.14% of the Fund’s net assets at March 31, 2013) and $2,261,148 (0.51% of the Fund’s net assets at March 31, 2013), respectively.

MULTI-MANAGER FUNDS	6	NORTHERN INFORMATION STATEMENT

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MAY 24, 2013

As of April 26, 2013, the Trust’s Trustees and officers as a group owned beneficially less than 1% of the outstanding shares of the Funds.

The following table sets forth certain information regarding the Global Listed Infrastructure Fund’s payment of brokerage commissions to affiliated persons for the fiscal year ended March 31, 2013:

Broker Name	Commissions Paid to Affiliated Person	% of Fund’s Aggregate Commissions Paid to Affiliated Person
Macquarie Securities	$214	0.57%

No brokerage commissions were paid by the Small Cap Fund to any direct or indirect affiliated persons (as defined in the 1940 Act) of the Fund for the fiscal year ended March 31, 2013.

MACQUARIE SECURITIES/MACQUARIE CAPITAL INVESTMENT MANAGEMENT LLC (“MACQUARIE”). Macquarie and Macquarie Securities are each a part of Macquarie Funds Group and an indirect, wholly-owned subsidiary of Macquarie Group Limited (“Macquarie Group”). Macquarie was a subadviser to the Global Listed Infrastructure Fund until March 1, 2013.

INFORMATION ABOUT NTCC. NTCC, an Investment Adviser of the Funds, is a state bank and trust company organized under the laws of the State of Connecticut and a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). NTCC is a direct subsidiary of Northern Trust Corporation (“NTC”). NTCC is located at 300 Atlantic Street, Stamford, CT 06901. NTC is located at 50 South LaSalle Street, Chicago, IL 60603.

The list below shows each executive officer and manager of NTCC indicating position(s) held with NTCC and other business, profession, vocation or employment of a substantial nature. The address of each individual is c/o NTCC at the address noted above.

NAME	POSITION(S) HELD WITH NTCC	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Robert P. Browne	Executive Vice President	Executive Vice President, Chief Investment Officer and Director of NTI
Patrick W. Herrington	Senior Vice President and Chief Operating Officer and Director	None
Susan J. Hill	Chief Compliance Officer	Chief Compliance Officer and Senior Vice President of NTI
Joseph W. McInerney	Chief Executive Officer, President and Director	None
Beth M. Provanzana	Senior Vice President, Chief Financial Officer and Treasurer	Senior Vice President, Chief Financial Officer, Treasurer and Director of NTI
Alan W. Robertson	Executive Vice President and Director	Executive Vice President and Director of NTI
Christopher E. Vella	Senior Vice President, Chief Investment Officer and Director	None
Lloyd A. Wennlund	Director	Executive Vice President and Director of NTI

INFORMATION ABOUT NTI. NTI, an Investment Adviser of the Funds, is an Illinois State Banking Corporation and an investment adviser registered under the Advisers Act. NTI is an indirect subsidiary of NTC. Each of these entities is located at 50 South LaSalle Street, Chicago, IL 60603.

NORTHERN INFORMATION STATEMENT	7	MULTI-MANAGER FUNDS

MULTI-MANAGER FUNDS

JOINT INFORMATION STATEMENT

The list below shows each executive officer and manager of NTI indicating position(s) held with NTI and other business, pro fession, vocation or employment of a substantial nature. The address of each individual is c/o NTI at the address noted above.

NAME	POSITION(S) HELD WITH NTI	OTHER SUBSTANTIAL BUSINESS, PROFESSION, VOCATION OR EMPLOYMENT
Robert P. Browne	Executive Vice President, Chief Investment Officer and Director	Executive Vice President of NTCC
Christopher W. Carlson	Senior Vice President, Chief Operating Officer and Director	None
Susan J. Hill	Chief Compliance Officer and Senior Vice President	Chief Compliance Officer of NTCC
Stephen N. Potter	Chief Executive Officer, President and Chairman	None
Beth M. Provanzana	Senior Vice President, Chief Financial Officer, Treasurer and Director	Chief Financial Officer, Senior Vice President and Treasurer of NTCC
Alan W. Robertson	Executive Vice President and Director	Executive Vice President and Director of NTCC
Shundrawn Thomas	Senior Vice President and Director	None
Lloyd A. Wennlund	Executive Vice President and Director	Director of NTCC

INFORMATION ABOUT DISTRIBUTOR AND ADMINISTRATOR. Northern Funds Distributors, LLC, with principal offices at Three Canal Plaza, Suite 100, Portland, Maine, 04101, serves as the Funds’ distributor. NTI acts as administrator for the Funds. The Northern Trust Company, located at 50 South LaSalle Street, Chicago, Illinois 60603, acts as sub-administrator for the Funds.

SHAREHOLDER REPORTS. The Funds will furnish, without charge, copies of their March 31, 2013 annual reports to any shareholder upon request addressed to: Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986, by telephone at 1-800-595-9111, or by e-mail at northern-funds@ntrs.com.

SHARE OWNERSHIP INFORMATION. As of April 26, 2013, the record date for shareholders receiving this Joint Information Statement, the Global Listed Infrastructure Fund and the Small Cap Fund had 8,123,778 and 40,329,755 shares outstanding, respectively. As of the same date, NTC and its affiliates held of record substantially all of the outstanding shares of each Fund as agent, custodian, trustee or investment adviser on behalf of their customers. There were no other persons or entities that owned of record or beneficially more than 5% of the shares of the Funds as of April 26, 2013.

MULTIPLE SHAREHOLDERS IN A HOUSEHOLD. If you are a member of a household in which multiple shareholders of your Fund share the same address, and the Fund or your broker or bank (for “street name” accounts) has received consent to household material, then the Fund or your broker or bank may have sent to your household only one copy of this Joint Information Statement, unless the Fund or your broker or bank previously received contrary instructions from a shareholder in your household. If you are part of a household that has received only one copy of this Joint Information Statement, your Fund will deliver promptly a separate copy of this Joint Information Statement to you upon written or oral request. To receive a separate copy of this Joint Information Statement, or if you would like to receive a separate copy of future information statements, proxy statements, prospectuses or annual reports, please contact Northern Funds by calling (800) 595-9111, by mail at Northern Funds, P.O. Box 75986, Chicago, Illinois 60675-5986 or by e-mail at northern-funds@ntrs.com. On the other hand, if you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact Northern Funds at the telephone number or address stated above. If your shares are held in street name, please contact your broker or bank.

SHAREHOLDER PROPOSALS. The Trust is not required, nor does it intend, to hold annual meetings of shareholders for the election of Trustees and other business. Instead, meetings will be held only when and if required (for example, whenever less than a majority of the Funds’ Board of Trustees has been elected by the shareholders or when the Trustees have received a written request to call a meeting for the purpose of voting on the question of the removal of any Trustee from the holders of record of at least 10% of the outstanding shares). Any shareholders desiring to present a proposal for consideration at the next meeting for shareholders of a Fund must submit the proposal in writing so that it is received by the Fund within a reasonable time before any meeting. These proposals should be sent to the Trust at 50 South LaSalle Street, Chicago, Illinois 60603.

50 South LaSalle Street P.O. Box 75986 Chicago, Illinois 60675-5986 800-595-9111 northernfunds.com	MMF STM	(5/13)

NORTHERN FUNDS

50 South LaSalle Street

P.O. Box 75986

Chicago, Illinois 60675-5986

800-595-9111

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF JOINT INFORMATION STATEMENT

This communication presents only an overview of the Joint Information Statement that is available to you on the internet relating to the Northern Multi-Manager Small Cap Fund (the “Small Cap Fund”) and Northern Multi-Manager Global Listed Infrastructure Fund (the “Global Listed Infrastructure Fund” and together with the Small Cap Fund, the “Funds”). The Funds are series of Northern Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Joint Information Statement.

The following material is available for view: Joint Information Statement

The Joint Information Statement describes recent subadviser changes relating to the Funds. Specifically, the Board of Trustees of the Northern Multi-Manager Funds (the “Board”) has approved the termination of Macquarie Capital Investment Management LLC as a subadviser to the Global Listed Infrastructure Fund, effective March 1, 2013, and the appointment of Lazard Asset Management LLC to sub-advise a portion of the Global Listed Infrastructure Fund, effective March 14, 2013. The Board also approved the termination of Allianz Global Investors Capital LLC, as subadviser to the Small Cap Fund, effective February 22, 2013, and the appointment of Summit Creek Advisors, LLC to sub-advise a portion of the Small Cap Fund, effective March 13, 2013.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Funds. In lieu of physical delivery of the Joint Information Statement, the Funds will make the Joint Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Joint Information Statement is being mailed on or about May 24, 2013 to shareholders of record of the Funds as of April 26, 2013. The Joint Information Statement will be available on the Trust’s website at http://www.northernfunds.com/informationstatements until August 26, 2013. A paper or e-mail copy of the Joint Information Statement may be obtained, without charge, by contacting the Trust at 800-595-9111 or sending an e-mail to northern-funds@ntrs.com.

If you want to receive a paper or e-mail copy of the Joint Information Statement, you must request one. A copy of the Joint Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.